Exhibit 10.6.1

Amendment to Executive Employment Agreement

This Amendment to Executive Employment Agreement, effective this 9th day of February 2016 (the “Amendment”), is an Amendment to the Amended and Restated Executive Employment Agreement between Daniel E. Bachus (“Executive”) and Grand Canyon Education, Inc. (“Company”), collectively referred to herein as the “Parties”, entered into effective July 1, 2012 (the “Original Agreement”).

RECITALS

WHEREAS, Executive and Company entered into the Original Agreement effective July 1, 2012, which is scheduled to expire by its terms on June 30, 2016; and

WHEREAS, Executive and Company wish to extend the term of the Original Agreement through June 30, 2020;

NOW, THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed:

1. Term. Section 3.1 of the Original Agreement is hereby amended and restated in its entirety to state as follows:

“3.1 Term. The employment relationship pursuant to this Agreement shall continue in effect for a period through June 30, 2020, unless sooner terminated in accordance with Section 7.”

2. Continuing Effect. All other terms and conditions of the Original Agreement, unless specifically amended pursuant to this Amendment, remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives as of the date hereof.

Grand Canyon Education, Inc. By: /s/ Brian Mueller Name: Brian Mueller Title: Chief Executive Officer, Director and President Grand Canyon University	By: /s/ Dan Bachus Name: Daniel E. Bachus